FOR IMMEDIATE RELEASE
April 19, 2022

Investor Contacts:
Andrew Slabin
andrew_slabin@discovery.com
212-548-5544

Peter Lee
peter_lee@discovery.com
212-548-5907

Media Contact:
Nathaniel Brown
nathaniel_brown@discovery.com
212-548-5959

WARNER BROS. DISCOVERY TO REPORT FIRST-QUARTER 2022 RESULTS ON TUESDAY, APRIL 26

(New York, NY) — April 19, 2022 — Warner Bros. Discovery, Inc. (the “Company”) (Nasdaq: WBD) today announced that it will report its first-quarter 2022 results on Tuesday, April 26, 2022, at 7:00 a.m. ET. Results to be reported will cover the period from January 1, 2022 through March 31, 2022 for Discovery, Inc., and will not include first-quarter performance for the WarnerMedia business, which was acquired on April 8, 2022. The Company will host a conference call at 8:00 a.m. ET that same day to discuss the results. A link to the live audio webcast of the conference call will be available in the “Investor Relations” section of the Company’s website at www.wbd.com.

A replay of the call will be available approximately two hours after the completion of the call until May 4, 2022. The replay can be accessed by phone by dialing 800-585-8367 or 416-621-4642 using conference ID 3876019. A replay of the audio webcast will also be available in the “Investor Relations” section of the Company’s website.

About Warner Bros. Discovery:
Warner Bros. Discovery (NASDAQ: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, discovery+, CNN, CNN+, DC, Eurosport, HBO, HBO Max, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Pictures, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies and others. For more information, please visit www.wbd.com.
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Source: Warner Bros. Discovery, Inc.